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                                                                    EXHIBIT 10.5

                               SELLER'S GUARANTEE

                         REPRESENTATIONS AND GUARANTEES

BETWEEN THE UNDERSIGNED:

(1) ELF ANTAR FRANCE, a joint stock company under French law, headquartered at 24 Cours Michelet, Puteaux (95800), registered with the Registry of Commerce and Companies of Nanterre under No. 302 556 832,

      Represented by Mr. Jean-Paul Vettier, acting in his capacity as Managing Director of Refinery and Marketing of TotalFinaElf S.A., duly authorized for the purposes hereof,

      (hereinafter the "SELLER" or "EAF"),

                                                        PARTY OF THE FIRST PART,

AND

(2) ELF AQUITAINE, a joint stock company under French law, headquartered 2, place de la Coupole, La Defense 6, Courbevoie 92400 and registered with the Registry of Commerce and Companies of Nanterre under No. 552 120 784,

      Represented by Mr. Jean-Paul Vettier, acting in his capacity as Managing Director of Refinery and Marketing of TotalFinaElf S.A., duly authorized for the purposes hereof,

      (hereinafter the "SELLER" or "ELF AQUITAINE")

                                                       PARTY OF THE SECOND PART,

      (EAF and Elf Aquitaine hereinafter jointly referred to as the "GUARANTORS")

AND

(3) AGZ HOLDING, a joint stock company under French law, headquartered at 43, avenue de l'Opera, 75002 Paris and which is registered with the Registry of Commerce and Companies of Paris under No. 413 765 108,

      Represented by Mr. Herve Couffin, acting in his capacity as Chairman of the Board of Directors, duly authorized for the purposes hereof,

      (hereinafter referred to as the "BENEFICIARY")

                                                        PARTY OF THE THIRD PART,

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RECITALS:

1. By decision of February 9, 2000 (the "DECISION"), the European Communities Commission (the "EUROPEAN COMMISSION") authorized the merger between TOTAL FINA and ELF AQUITAINE.

      To preserve effective, durable competition in the markets concerned, this decision was made contingent upon TOTAL FINA ELF's meeting commitments concerning the transfer of a certain number of assets related to various activities conducted by the Group TotalFinaElf ("TFE")in metropolitan France, including the so-called LPG activity.

      This transfer commitment concerns only LPG activities (packaged, small, medium and large bulk) in metropolitan France, excluding any other activities and more particularly, the interest held by ELF ANTARGAZ in affiliates engaging in LPG activities outside metropolitan France and that held in companies located in France or abroad, not engaging in LPG activities.

2. EAF holds all of the shares forming the stated capital of ELF ANTARGAZ, a joint stock company governed by French law with capital of 25,822,500 francs, headquartered at 3, place de Saverne ("Les Renardieres" building) in Courbevoie (92400), registered with the Registry of Commerce and Companies of Nanterre (572 126 043), hereinafter "EAZ").

      EAZ engages directly in the commerce and industry of liquefied petroleum gas, and all substitutes therefor and derivatives thereof.

3.    EAZ itself holds interest in other companies or groups.

4. EAF and Elf Aquitaine hold shares in the associated logistics companies; specifically, EAF holds 16.67% of the capital and the voting rights of Geogaz Lavera and 44.90% of the capital and voting rights of Geovexin, and Elf Aquitaine holds 72% of the capital and the voting rights of Societe Bearnaise des Gaz Liquefies (Sobegal).

5. An exact and complete organizational chart of the sub-group formed by EAZ, its affiliates and holdings and the interest held in the associated logistics companies appears in ADDENDUM 1 (A).

6. Pursuant to a private instrument dated as of the day hereof (hereinafter the "SPA"), EAF committed to transfer to Beneficiary, which agreed to purchase, the full title in all of the shares of capital of EAZ. In addition, on the Closing Date, and concurrently to this transfer, the Guarantors shall transfer to the Purchaser (or to EAZ in accordance with the power of substitution provided for in the SPA) the shares in Geogaz Lavera, Geovexin and Sobegal held by the Guarantors (the shares of EAZ, Geogaz Lavera, Geovexin, and Sobegal, which are the subject of these transfers, being designated hereinafter as the "SHARES").

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NOW, THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

ARTICLE 1 - REPRESENTATIONS

The Guarantors represent and guarantee the exactness of the following facts as of this day and the day of transfer of title in the Shares, knowing that the representations made and the guarantees granted by the Guarantors are considered essential by the Beneficiary and were determining factors in its consenting to acquire the EAZ Shares, and directly or indirectly through EAZ, the shares of GEOGAZ LAVERA, GEOVEXIN and SOBEGAL under the terms of the SPA.

1.1. AFFILIATES AND HOLDINGS

      1.1.1 EAF holds 516,450 shares, i.e., 100% of the capital of Elf Antar
            Gaz.

      1.1.2 EAZ holds the following percentage of the capital and the voting rights in the following companies or groups:

            - GIE NORGAL                          52.667%
                                                   33.33% of voting rights

            - RHONE GAZ S.A.                       50.62%
            - SIGAP OUEST SARL                     66.00%
            - WOGEGAL S.A.                        100.00%
            - GAZ EST DISTRIBUTION S.A.           100.00%
            - NORD GPL S.A.                       100.00%

            - GIE FLOREGAZ                         80.00%
                                                   33.33% of voting rights

            - SP de QUEVEN                         50.00%
            - SP BUS PARIS                         50.00%
            - MAISON DU BUTANE                    100.00%
            - LYON DISTRIBUTION GAZ               100.00%

            All these companies and groups are referred to as the "AFFILIATES" of EAZ, including the company Midi Pyrenees Gaz, itself a 75%-owned affiliate of Wogegal, Dormeau Gaz, which was acquired by Maison du Butane in 2000, as well as Sobegal and Geovexin.

            These companies and groups are also referred to individually hereinafter either by their corporate name or the abbreviation of such corporate name, or by the capitalized words "COMPANY" or the "COMPANY CONCERNED" or together with EAZ by the capitalized word the "COMPANIES."

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            In addition to its holdings in the Affiliates, pursuant to the organizational chart in ADDENDUM 1 (A), EAZ has a minority holding in other companies or groups and EAZ holds a minority interest in Geogaz Lavera (the said companies and groups being called the "HOLDINGS").

            ADDENDUM 1(B) hereto contains the exact and complete list of the Companies and the Holdings, and notes their corporate form and shareholders.

1.2 CONSTITUTION AND CORPORATE LIFE

      1.2.1 Each Company was regularly constituted and registered, and the corporate decisions and the articles of incorporation and amendments thereof were adopted, recorded and published pursuant to the law and regulations.

      1.2.2 For each Company, corporate books (to wit, for corporations: book of minutes of decisions of the board of directors and attendance book for the board meetings, share transfer ledger, individual shareholder account records; for all Companies: books of minutes of stockholders meetings and attendance sheets for shareholder meetings) have been regularly kept and are updated with all decisions made by their managing bodies and operations that have occurred that concern shares and stock.

      1.2.3 The Companies have all authorizations or licenses necessary to engage in their activities, all of which are currently valid, it being specified that the authorization relating to the operation of Geovexin is currently being renewed and that the new authorization relating to the operation of Geovexin will not entail compliance obligations with a cost superior to 13,800,000 francs. The Guarantors do not have any knowledge of any element that may motivate the refusal to renew, the suspension, the revocation, the withdrawal, or the cancellation of the said authorizations and licenses, and thus declare that the administrative decision renewing the authorization for the operation of Geovexin will therefore be rendered at the latest within nine months of the Closing Date.

      1.2.4 The Companies cannot as stockholder, shareholder, or de facto manager or rightfully-appointed manager, present or past, of another entity, be made to pay all or part of the debts of said entity.

      1.2.5 None of the Companies is a shareholder of an entity (with the exception, for EAZ, of SEP de QUEVEN, SEP BUS PARIS, GIE Norgal, GIE Floregaz, GIE GPL Bus, GIE Reflexe GPL, GIE Groupement Technique de Citernes) that, given its nature (a partnership (societe en nom collectif) or holding company (societe en

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            participation)), could give rise to liability that would exceed the amount of the contributions made to the said entity by its shareholders.

      1.2.6 The Companies have always abided by the applicable directives, laws, regulations, and business practices in France and abroad.

            None of the Companies has committed acts that could be considered to engage its criminal liability.

1.3 ANNUAL FINANCIAL STATEMENTS

      1.3.1 Annual financial statements (balance sheet, income statement and notes) of EAZ, as at December 31, 1999, as well as the annual financial statements of the Affiliates, as at December 31, 1999 (hereinafter jointly the "FINANCIAL STATEMENTS"), certified by the statutory auditors of these Companies and appearing in ADDENDUM 2, were prepared pursuant to legal and usual accounting principles and the methods presented in the notes thereto, which are in compliance with the applicable legal and regulatory provisions, applied consistently with the previous years, and giving a truthful, complete and honest image of assets and liabilities, as well as of the operating results of the Companies as at December 31, 1999.

      1.3.2 The interim financial statements (balance sheet, income statement and notes) of EAZ as at June 30, 2000, and appearing in ADDENDUM 2, were prepared pursuant to legal and usual accounting principles and give a truthful, complete and honest image of assets and liabilities, as well as of the operating results of EAZ as at June 30, 2000.

      1.3.3 [Subject to holdings in so-called international affiliates or assets not included in the scope of the sale of EAZ defined by the European Commission and mentioned in the recitals, a list of which appears in ADDENDUM 3(A), which were transferred by EAZ prior to the change of control, all assets appearing in Financial Statements represent, subject to the following paragraph, all assets held by the Companies and actually exist.

            The assets owned by the Companies also include the fixed assets taken up by the new franchisees following the terminations of the contracts that intervened after December 31, 1999, referred to in Addendum 3(B).

      1.3.4 Aside from the indications arising from all ADDENDA to this guarantee agreement, at the end date of the fiscal period covered in their respective Financial Statements, the Companies did not have:

            - Any other debt or legal, contractual, conditional obligation arising from an operation carried out at or prior to the end date

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                  of the fiscal period covered in the Financial Statements, in particular, any corporate, fiscal, administrative or social security debt or obligation.

            - Off-balance sheet commitments, liens, bonds, endorsements, guarantees other than those appearing in ADDENDUM 4.

      1.3.5 The methods for posting to accounts consignments of bottles and security deposits for tanks made available to customers appear in ADDENDUM 5.

1.4 SHARES OR STOCK

      1.4.1 The indication of the capital of each Company and Holding, number of shares or stock issued by each of them and the number of shares held by EAZ or the Guarantors appear in ADDENDUM 6. The Guarantors are the rightful owners of the Shares.

      1.4.2 The shares or stock of the Companies and of the Holdings are all of the same class and give their bearers the same rights and obligations. The Shares were validly issued and have been fully paid; all of the entries in the share transfer registers of the Companies were made on the basis of share transfer orders kept with the registers or, as the case may be, on the basis of minutes of shareholder meetings. The Shares and the stock or shares of the Companies and of the Holdings held directly or indirectly by the Companies are not encumbered by any Lien and, subject to legal or statutory provisions, especially for GIE and partnerships, are not the object of any shareholders or partnership agreements, preemptive right or promise, except for Rhone Gaz, Geogaz Lavera and Geovexin, a detailed list of which appears in Addendum 7. None of the Companies or the Holdings has issued or is bound to issue any other shares, stock options, equity warrants or other rights or transferable securities that give access to registered capital, voting rights or any part whatsoever of the profits of the Companies or the Holdings. The Guarantors have not granted any option on the Shares.

      1.4.3 The transfer by the Guarantors of the Shares to the Beneficiary does not violate any contract or necessitate any consent or authorization, with the exception of the prior approval of the Beneficiary by the European Communities Commission and the prior approval by the Boards of Directors of EAZ, Sobegal, Geogaz Lavera and Geovexin (and the preemption right of the shareholders of the latter). EAZ is not the object of any proceeding to exclude it from economic-interest groups (groupements d'interet economique) included in the Affiliates and Holdings and does not run any risk of being excluded in particular as a result of the transfer of the Shares from the Guarantors to the Beneficiary, except for GIE GPL Bus and GIE Operation Reflexe GPL,

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            as to which the change of control of EAZ makes a prior approval necessary.

1.5 COLLECTIVE PROCEEDINGS

      The Companies are not the subject of a judgment of temporary suspension of prosecution, or court-ordered reorganization or court-ordered liquidation. Furthermore, they are not the object of a "procedure d'alerte" [procedure enabling an auditor or works council to call for explanations from the managers when the economic position of a business appears precarious] or amicable settlement nor are they or have they been in a state of insolvency.

1.6 FIXED ASSETS

      1.6.1 OWNERSHIP

      The Companies are the owners of assets or rights constituting the intangible, tangible and financial assets appearing in their respective Financial Statements. They are in normal state of use and maintenance.

      1.6.2 LIENS ON ASSETS

      The assets of the Companies are free of any Lien, other than those appearing in ADDENDUM 4.

1.7 REAL PROPERTY ASSETS

      1.7.1 ADDENDUM 8(A) contains the exact and complete list of all the cities where the land, buildings or premises owned by the Companies or which they occupy or rent (the "PROPERTIES") are located.

      1.7.2 The Properties, owned by the Companies, are in normal state of tenant repair and maintenance, are covered by valid, regular ownership titles, held by the Companies, and are not subject to any Lien. The research required by the applicable regulations regarding asbestos were undertaken on each of the Properties and none of the Properties needs to undergo asbestos removal work.

            No Property is the subject of an eminent domain expropriation, whether partial or full, or of any other administrative measure which could noticeably depreciate the value thereof, nor is any particular easement likely to interfere with the use of the Property.

      1.7.3 The origin of the thirty-year ownership of the Properties held by the Companies is in good order. No party except the Companies holds any right of occupancy or a lease over any of the Properties, subject to what is specified at ADDENDUM 8(B).

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      1.7.4 The Companies have not received any notice of any pending proceeding regarding any of the Properties.

      1.7.5 All of the administrative authorizations relative to the occupation of the Properties have been procured. There is no pending proceeding that is of a nature that would cause the cancellation or withdrawal of these authorizations. The validity of these authorizations will not be called into question by the transfer of the Shares pursuant to the SPA. All of the permits for demolition and construction related to the work undertaken on the Properties and the certificates of conformity of said work have been obtained and have become definitive. The required insurance policies related to this work have been subscribed to in accordance with the applicable legal provisions and the insurance premiums related to these policies have been duly paid.

      1.7.6 The construction permits and the zoning permits related to the Properties are either unreserved or subject to conditions that are neither personal nor temporary and that were satisfied or fully respected and performed.

      1.7.7 There is no reported or potential liability related to a Property held or a ground or building previously occupied by any of the Companies.

      1.7.8 LEASES

            ADDENDUM 8 (B) contains the list of all of the buildings or premises leased or occupied by the Companies.

            The leases to which the Companies are parties (the "LEASES") are still valid and are not the object of any dispute; they have not been the object of any request for termination, rescission, refusal to renew, or notice, except for those mentioned in ADDENDUM 8 (B).

            The Properties occupied by the Companies were not the subject of work performed at the Companies' expense unless the necessary authorizations and approvals were obtained.

            ADDENDUM 8(C) contains a list of the leasing agreements, and indicates the dates on which they took effect, as well as the expiration date and the exercise price of the option. Subject to the information listed in ADDENDUM 8(C), no leasing agreement with a yearly rent in excess of 200,000 French francs binds the Companies. The rents have been fully paid. The assets contemplated in these leasing contracts are, given their age and their use, in a normal state of repair.

            The change-in-control of the Companies does not constitute a motive for accelerated repayment or a breach under a Lease or a leasing agreement. The Companies have complied with all of the terms and conditions of the Leases and the leasing agreements and the Companies

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            are entitled to enforce the Leases and leasing agreements according to the terms therein; in particular the business conducted on the leased premises is authorized by the Leases and leasing agreements.

            All of the authorizations necessary for obtaining the Leases and the leasing agreements have been duly obtained.

1.8   STORAGE CAPACITY

      Sogebal, Norgal, Geogaz Lavera, Geovexin, Rhone Gaz and Cobogal are owners or have the use of the storage facilities indicated in ADDENDUM 8(D) for stocking butane and propane.

      Each of the shareholders of said companies has a valid and irrevocable right to use the storage capacity of these companies, as indicated in ADDENDUM 8(D). The transfer of the Shares does not impact these rights as they are freely transferable with the transfer of ownership of the shares in question.

      The Sellers have communicated to the Buyer the entirety of the shareholder agreements and other agreements concerning the storage facilities and their use by the shareholders of the companies in question.

1.9 INTELLECTUAL AND INDUSTRIAL PROPERTY RIGHTS

      1.9.1 The Companies have full title in the corporate names, signage names, commercial names and other distinctive signs used by them and which are mentioned in ADDENDUM 9 (A) to this agreement, it being specified that the Companies have not acquired by their potential or actual use thereof, any right in software programs, names, signage names, commercial names and more generally all distinctive signs belonging to Elf Aquitaine or to any other companies of the TFE Group.

      1.9.2 The Companies hold only those patents and marks, and patent concessions or mark licenses, referred to in ADDENDUM 9 (B) (hereinafter referred to as "MARKS AND PATENTS").

      1.9.3 Subject to the information noted in ADDENDUM 9 (B) AND ADDENDUM 9(C), each of the Companies has the exclusive right to use the Marks and Patents and the Know-How (collectively referred to as the "INTELLECTUAL PROPERTY RIGHTS").

      1.9.4 ADDENDUM 9(C) lists the Intellectual Property Rights belonging to the TFE Group companies that are used by the Companies.

      1.9.5 Subject to the provisions of the preceding paragraphs and to ADDENDUM 9 (D), the activities conducted by the Companies have not, nor do they, infringe any commercial, industrial or intellectual property right, and subject to the intellectual property rights belonging to third

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            parties referred to in Addendum 9(B) or to companies of the TFE
            Group set forth in ADDENDUM 9(C), the Companies do not use any industrial or intellectual property right (in particular, marks, patents, models, designs, recipes and know-how), other than those belonging to them or belonging to EAZ, and therefore are not liable for payment or royalty [payment] made to the Guarantors or any third parties.

      1.9.6 No Trademark or Patent is subject to any Lien.

1.10 CURRENT ASSETS

      1.10.1 INVENTORIES AND PRODUCTION IN PROGRESS

            The Companies' inventories and production in progress were posted to the books in accordance with the same assessment methods as in previous fiscal years, and in accordance with generally accepted accounting principles.

            The quality and nature of the production inventory are such that the Companies may use or sell them in the normal scope of their activities at the prices regularly charged.

      1.10.2 BUTANE AND PROPANE SALES

            The volume (expressed in tons) of butane and propane sold by the Companies over the course of the last three fiscal years and until September 30, 2000, broken-down by month and by type of product (packaged, small bulk, etc.) is set forth in ADDENDUM 9(E). The average price at which butane and propane were sold by the Companies and the Companies' average purchase price over the same period, broken-down by month and product type (packaged, small bulk, etc.) are also listed in ADDENDUM 9(E).

      1.10.3 ACCOUNTS RECEIVABLE

            The accounts receivable of the companies not collected and appearing in the Financial Statements are certain, liquid, and due and payable, or will be on the maturity terms stipulated in writing, or have been covered by reserves pursuant to current accounting rules.

1.11 CONTRACTS AND COMMITMENTS

      1.11.1 The Important Contracts are listed in ADDENDUM 10 (A).

            All of the contracts, agreements, and covenants or undertakings to which a Company is party are valid and the parties are bound by the terms thereof. None of the contracts may be terminated or modified or

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             may engage the liability of one of the Companies as a result of the transfer of the Shares and in accordance with the SPA.

      1.11.2 The Companies have not executed any covenant, agreement or undertaking binding them in an unusual or abnormal manner as compared to the normal course of their activity, or that was not concluded or that may not be able to be terminated under normal conditions, or justified in light of normal or customary business practices in the butane and propane industry, or entailing their indefinite or joint responsibility, except for those appearing in ADDENDUM 10(A), and except for customer contracts. Similarly, with the exception of the information contained in ADDENDUM 10(A), there is no covenant, agreement or undertaking, written or oral, that binds the Companies or from which they benefit, concluded with a TFE Group company.

      1.11.3 As of the date hereof, the Companies have not received information that a client outside the Total Fina Elf Group, contributing significantly to their respective results, would have the intent of stopping or reducing their operations substantially, immediately or in the future, because of the transfer of the Shares, except as indicated in ADDENDUM 10(B).

1.12 INSURANCE

      A list of the insurance policies to which the Companies have subscribed or from which they benefit, indicating the name of the insurance company, the nature of the risks insured, the term of the policy, their scope and deductible amount is set forth in ADDENDUM 11(A).

      All of the property or assets owned by the Companies or that the Companies rent or use are validly covered by current insurance policies.

      The premiums related to the insurance policies to which the Companies have subscribed or from which they benefit have been paid as required and the Companies have carried out all of the formalities and declarations that are necessary under the terms of the policies in order to be indemnified.

      There is no litigation underway that relates to [refusal of coverage under] a policy and no event has occurred which would cause such a litigation. The Companies have not suffered any damage of a nature so as to hinder or slow-down the conduct of their activities as they habitually do, or so as to cause an increase in the premiums or the deductible.

      An exhaustive list of all claims reported to the insurers over the course of the past five years is attached as Addendum 11(B).

1.13 COMPUTERS

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      The computer equipment, the software, the telephone system and other communication networks (the "COMPUTER SYSTEMS") are in a normal state of repair and can be used for their intended purpose within the scope of the current business of the Companies.

      The Companies have undertaken the actions and steps necessary so that the Computer Systems can sustain the currency change to the Euro.

1.14 COMPLIANCE WITH ENVIRONMENTAL REGULATIONS

      The Companies comply and have always been in compliance with all legislative and regulatory provisions regarding the respect and protection of the environment, site cleanliness, safety and hazardous substances transportation. They have not been notified of any breach of compliance in this regard.

      The Companies comply and have always complied with specific regulations in connection with their various activities, in particular the use or storage of hazardous products or waste management.

      However, as regards customer storage installations, over which the Companies do not have real and permanent control, given that they are dispersed throughout the territory, changes liable to be made by clients themselves or third parties in the immediate environment of the storage tanks, hazards particular to the measurement of the distances to be kept, pursuant to current regulations, no guarantee is given concerning compliance with the legal or regulatory prescriptions to be observed in matters of conformity of these installations, which is accepted by the Beneficiary. It is however expressly agreed that in the event of occurrence of damage relating to customer storage installations, prior to the next triennial servicing which shall be realized by the Companies after the Closing Date, which engages the liability of the Companies, the guarantee by the Guarantors shall apply. Notwithstanding the Guarantors' undertaking, such damage shall be included in the insurance coverage set up by EAZ as of the Closing Date under the same terms as those prevailing on that date.

1.15 CORPORATE MANDATES - EMPLOYMENT CONTRACTS

      1.15.1 CORPORATE MANDATES

            (a) The Companies have not granted any employment contract, service contract or special advantage to their directors, chairman or managing directors, except as described in ADDENDUM 12.

            (b) The Companies have no contractual obligation to their corporate executives or their beneficiaries, in the way of pension, additional retirement or widow pension, stock options or other in-kind benefits, except as listed in ADDENDUM 12.

      1.15.2 EMPLOYMENT CONTRACTS

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            (a)   ADDENDUM 13(A) contains an exact and complete list of all of the employees of each Company and notes their seniority, function, geographic location, current annual remuneration and any particular in-kind bonus or advantage. This list also includes those employees on secondment, those who are on long-term leave and those with temporary contracts as well as those who work part-time, a list of the employment agencies, apprentices and the employees' representative(s).

            (b) No amount is owed to an employee of any of the Companies under his employment contract, other than the right to compensation accrued but not yet due, or reimbursements of professional expenses.

            (c) The Companies have not granted any welfare benefit, and have not executed any compensation agreement outside the norms of their business field, and no current or former employee of a Company benefits from special advantages other than those imposed by law, or the applicable collective bargaining agreements or company agreements referred to below.

            (d) ADDENDUM 13 (B) contains the text of the company and/or profit sharing agreements and the only profit sharing agreements and corporate saving plan in existence. ADDENDUM 13 (B) also sets forth the commitments that the Companies have made vis-a-vis their employees with regard to retirement or disability that grant employees benefits other than those required by law, the collective bargaining agreements or the company agreements. The Companies, which are bound by this requirement, have concluded an agreement for the reduction of work time to a 35-hour work week and have implemented this reduction in compliance with the applicable laws and regulations.

            (e) ADDENDUM 13(C) contains the models of the employment contracts concluded by the Companies. No employment contract concluded by the Companies provides for special clauses (contractual indemnity for dismissal, change-of-control clause, etc.), it being specified that certain salaried guards may under their employment contract benefit from on-site housing.

            (f) The list of dismissal proceedings or early retirement which are ongoing, as well as the list of dismissals for personal or economic reasons and forced retirement and the list of the settlements concluded since January 1, 2000 appear in ADDENDUM 14(A). Only those employees listed in ADDENDUM 14(B) benefit from a rehiring priority. The Companies do not currently have any commitments resulting from settlements concluded with the employees or executive officers.

                  No employment contract has been terminated under conditions for which the Companies could be held liable in any manner whatsoever.

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                                       14

                  It is noted that the Beneficiary is aware of the so-called "Plan Ambition 2001" social plan. The reserves included in the financial statements as of December 31, 2000 for the "Plan Ambition 2001" cover the entirety of the charges and other costs associated with this plan.

                  The Companies are current on their social security, unemployment, and retirement payments, and more generally, any other contribution or payment owed in connection with employment.

                  The Companies have not incurred any liability as a result of work-related accidents, accidents that occurred during transit to or from work on a date prior to the transfer, or as a result of professional illnesses that were declared before the transfer.

                  The Companies are not in violation of the legislation regarding loans of personnel, secondment, non-discrimination, or the regulations regarding the length of the workweek.

                  None of the Companies is the subject of or risks becoming the subject of a specific procedure brought by the competent authorities for non-respect of the labor regulations, in particular, but not limited to, those resulting from recourse to a fixed-term employment contract, employee representation [rules], or cleanliness and safety [rules].

1.16 LAWSUITS - LITIGATION

      There is no request, action, lawsuit or judicial, arbitration, or administrative proceeding (tax related or otherwise) currently pending against the Companies or affecting them, their assets or business in which they are parties, involving or that could result in a claim for an amount in excess of 200,000 francs, except as mentioned in ADDENDUM 15 or in
      Section 1.17 hereafter. The claims in principal below 200,000 francs do not cumulatively exceed 1,000,000 francs.

      These requests and proceedings are entirely covered by insurance policies or are adequately reserved for in the Financial Statements. None of them is likely to have an adverse impact on the transactions set forth in the SPA or this agreement, or on the Guarantors' performance of their obligations under these agreements.

      No Company is the subject of an investigation, a verification, a control, or procedure or injunction, other than those referred to in Section 1.17 hereafter, undertaken by any authority, and no notification or injunction, other than those referred to in Section 1.17 hereafter, has been received by the Companies from any authority, except as mentioned in ADDENDUM 15 or in Section 1.17 hereafter.

      All of the products sold or put at the Companies' disposal have been and are fit for normal use by those making use thereof. None of these products is defective or unfit for normal use, such that the Companies would incur liability.

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                                       15

1.17 TAX, SOCIAL AND CUSTOMS DECLARATIONS

      1.17.1 Until the Closing Date hereunder, the Companies have regularly and duly met their tax, social and customs obligations and are current on all Taxes owed.

      1.17.2 Subject to the provisions of ADDENDUM 16(A), no notice or warning was received by the Companies, and no tax, social or customs proceeding is pending to date.

      1.17.3 Except for transactions placed under the tax regime set forth in articles 210A and 210B of the General Tax Code, none of the Companies benefits from deferred or suspended Tax payments either in application of the law or an agreement with the competent authority or a request made to this effect with said authority. The transactions placed under the tax regime set forth in articles 210A and 210B of the General Tax Code undertaken by the Companies are listed in ADDENDUM 16(B).

             The Companies are integrated into the fiscal group formed by TFE. The exit of the Companies from the fiscal group formed by TFE will not have any impact on the results or the tax liability of the Companies, it being specified however, that in accordance with articles 223A et seq. of the General Tax Code:

             - the tax losses (including long-term capital losses) realized by the Companies during their consolidation period under TFE or Elf Aquitaine will not be carried forward against their own results realized after their exit from the consolidation;

             - and tax profits (including long-term capital gains) realized during this period cannot be distributed free of equalization tax ("precomptee") and cannot be offset against potential future losses which would be carried back by the Companies after their exit from consolidation.

1.18 RELATIONS WITH THE TFE GROUP

      With the exception of that which is mentioned in ADDENDUM 17, the Companies and the Holdings together represent the entirety of the butane and propane sales activity of the Elf Group (i.e., Elf Aquitaine and its subsidiaries) in metropolitan France (and in the principality of Andorra) and of the associated logistics. ADDENDUM 17 describes the relations with the TFE Group (services of an administrative nature, common services, etc.) since January 1, 2000. In particular, with the exception of that which is mentioned in ADDENDUM 17:

      - from the consummation of the transfers contemplated in the SPA, the Beneficiary shall be the owner of all of the assets and rights necessary to continue the propane

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                                       16

            and butane business of the Elf Group in metropolitan France as it is carried out today;

      - all of the employees of the Companies are exclusively involved in the propane and butane distribution activity of the Companies (as the purpose of the scope of the transfer) and no Elf Group employee who devotes a significant part of his or her time to said activity (not counting supplies) will not be an employee of one of the Companies, except for seconded personnel as indicated in ADDENDUM 17.

1.19 HOLDINGS

      Only the representations appearing in Sections 1.1 ("Affiliates and Holdings"), 1.4 ("Shares or Stock") and 1.8 ("Storage Capacity"), apply to the Holdings.

      However, the Guarantors represent that they are not aware of any element or fact that would render false or inaccurate any of the above representations if it were made with regard to the Holdings; it being specified that this representation does not create an obligation for the Guarantors to conduct prior research or diligence.

1.20 ACCURATE AND TRUE CHARACTER OF THE REPRESENTATIONS

      All of the representations made by the Guarantors, all of the information contained in the Addenda to which these representations make reference and all information provided in the Data Room are exact, accurate and true and do not omit any facts that are important or unfavorable to any of the Companies or Holdings.

1.21 KNOWLEDGE OF THE GUARANTOR

      With the exception of the representations that are expressly made to the knowledge of the Guarantors, the Guarantors may not use their ignorance as to the inaccurate character of a representation as a defense against the Beneficiary, even if such an inaccuracy could not have been known by the Guarantors.

1.22 EXEMPTIVE CHARACTER OF THE ADDENDA

      The Guarantors are not required to provide the indemnification provided under Article 2.1(a) relative to a representation for facts specifically mentioned in the ADDENDA. For purposes of clarification, it is specified that the Guarantors are not released from their obligation to indemnify the Beneficiary except (i) as to only those facts mentioned in the ADDENDA in an explicit and unequivocal manner that permit the Beneficiary to estimate as it sees fit, the damage or the loss or the risk of damage or loss, and (ii) inasmuch as this mention appears in the ADDENDUM referred to by the representation in question.

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                                       17

ARTICLE 2 - GUARANTEE

2.1 PURPOSE OF THE GUARANTEE

2.1.1 GENERAL GUARANTEES

      The Guarantors jointly and severally declare and guarantee that they will indemnify the Beneficiary or, in accordance with Article 2.3, EAZ, for:

      (a) the amount of any damage, loss, interest, and/or penalty suffered by the Beneficiary or one of the Companies as a result of inaccuracy or omission concerning any of the representations in Article 1 above;

      (b) the amount of any liabilities of the Companies or any one of them, known or unknown as of the end date of the fiscal period covered in the 2000 Financial Statements, originating from or caused by an event, fact, or operation prior to the date on which the 2000 Financial Statements were prepared and that were not reserved or sufficiently reserved for in the 2000 financial statements [sic]; and

      (c) the amount of any Tax that is borne by the Beneficiary or one of the Companies and any tax benefit (in particular tax credits or another reporting or deferred tax regime) that is called into question, following a reassessment or other administrative action (prior to or following the Closing Date) concerning a period prior to the Closing Date; for the period following December 31, 2000, and prior to the Closing Date, the Guarantors are nonetheless held hereunder only insofar as the reassessment or administrative action mentioned above does not originate in negligence, a mistake or an omission of the Beneficiary and/or EAZ or the Subsidiaries, following the Closing Date (notably compliance with obligations for such period);

      to which will be added certain expenses and costs (including fees of auditors, lawyers, or counsel) borne by the Beneficiary and/or one of the Companies due to the act or the event described hereabove.

      It is specified here that, except in the event of a calling into question by the administrative authority in the context of the fiscal guarantee referred in (c) above, the methods for booking consignments of bottles and security deposits on tanks described in ADDENDUM 5 are known to the Beneficiary and accepted by it, and therefore may not lead to the implementation of this guarantee.

2.1.2 SPECIFIC GUARANTEES

      (a)   NORGAL

            The Guarantors, having informed the Beneficiary of the necessity of beginning consolidation work in 2003 on the two storage tanks at the Norgal site,

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                                       18

            represent to the Beneficiary that the budget for completion of the work, should they appear necessary following an injunction from the Regulated Facilities Inspector, would not exceed 18 million francs, subject to a possible 10% variation, for each storage tank.

            The Guarantors undertake to repay the Beneficiary 80% of any amount in excess of the 18m franc budget (subject to a 10% variation), prorata to the interest held by EAZ in GIE Norgal on the date of reception of the work; it being specified that (i) the provisions of the first paragraph of Article 2.2. hereafter are not applicable and
            (ii) the deductible and cap set in Articles 2.5 and 2.6 hereafter are not applicable.

            This guarantee is granted for a duration of five (5) years; it shall be applied if, prior to the expiration of such period, Norgal decides to implement the works mentioned above or the Regulated Facilities Inspector addresses an explicit request under the terms described above, to the exclusion of any site reconstruction.

      (b)   The Clean-Up of the Grounds and Under Grounds

            The Guarantors shall indemnify the Beneficiary for the amount of any payment or charge borne by the Companies in order to clean up the grounds and undergrounds used, or which have been used, by the Companies for every pollution of such lands existing on the Closing Date, it being specified that the indemnification shall only be owed if the clean-up work is required by the competent authorities, and within the limit of such a requirement, and only as to the existing pollution concerned as of the Closing Date.

      (c)   Assets outside the scope [of the acquisition]

            The transfer of the international assets and restructuring operations, beyond the scope of the transfer defined in the SPA, are described in ADDENDUM 18. The Guarantors shall indemnify the Beneficiary for the amount of any damage, loss, liability and cost associated with the assets outside the scope [of the acquisition] and the transfer thereof, as well as with the Subsidiaries in Liquidation. The provisions of article 2.2 ("Scope of the Guarantee"), except for the last paragraph thereof, do not apply to this indemnification.

            The threshold, deductible and cap set at articles 2.4, 2.5 and 2.6 hereafter are not applicable.

      (d)   Business tax

            The Guarantors informed the Beneficiary of the receipt by EAZ of letters of information addressed to the tax authorities on November 10, 2000 and December 27, 2000 relative to business tax due for 1997, 1998, 1999 and 2000 and of EAZ's request for a suspension of payment of the corresponding reassessments, for which a payment request was issued on February 15, 2001;

            the Guarantors have been responsible for remitting to the tax authorities, with a view to obtaining such a payment suspension, any bank guarantee or other guarantee for the amounts being reassessed, without the possibility for any claim or request to be made against EAZ on the basis of such guarantees.

            The Guarantors shall indemnify the Beneficiary franc by franc for any payment due by EAZ for business tax reassessment by reason of the tangible fixed assets referred to by the tax authorities in the letters mentioned above which would be due by EAZ pursuant to the filings made until the financial year closed on December 31, 2000.

            In order to determine the amount of the indemnification potentially due under this article, articles 2.4 and 2.5 relative to the threshold and the deductible shall not be applied, and no setoff with existing reserves shall be made notwithstanding the provisions of the second paragraph of article 2.2.

            The Beneficiary guarantees that the Company concerned shall, absent contrary advice from the Guarantors, request a suspension for the payment of any reassessed amounts, subject to the condition that the Guarantors remit to the tax authorities any bank guarantee or other guarantee for the amounts being reassessed, without the possibility for any claim or request to be made against EAZ on the basis of such guarantees.

      (e)   Geovexin

            The Parties agree that if:

            - the tax authorities have not delivered a decision of renewal of the authorization of operation of Geovexin six months after the Closing Date, and, should Geovexin cease to operate, following an administrative or a court decision made as a consequence of such non-renewal, the Beneficiary shall be entitled to claim from the Guarantors, as an indemnity, a lump sum of one (1) million francs per month. This undertaking of the Guarantors shall begin to run on the expiration of the third year following the Closing Date; the indemnity due hereunder shall be deducted from any amount due under 2.1.1(a) concerning the declarations related to Geovexin in [section] 1.2.3 hereabove;

            - the authorities should refuse the renewal of such an authorization of operation or should not deliver this renewal upon the expiration of the third year following the Closing Date, the Parties would promptly confer to organize among themselves the retrocession to Elf Antar France (or any entity that it would substitute therefor) of EAZ's interest in the capital of Geovexin (acquired by EAF pursuant to the SPA) for a price equal to the acquisition price referred to in the SPA.

            The deductible and the cap set in articles 2.5 and 2.6 hereafter are not applicable.

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                                       20

2.2 SCOPE OF THE GUARANTEE

      It is expressly agreed, concerning those Holdings and Subsidiaries (except for SIGAP Ouest SARL and GIE Floregaz) in which any party other than the Guarantors or EAZ directly or indirectly holds an interest prior to the transfer of the Shares, that the portion of the damage suffered by these Holdings and Subsidiaries that must be paid back by the Guarantors to Beneficiary will be proportionately limited to the shareholding of the Guarantors or EAZ in the capital of said Holdings and Subsidiaries.

      If the damage or loss which we will be indemnified was specially reserved for in the 2000 Financial Statements, the Beneficiary or EAZ, in accordance with Article 2.3, will be indemnified by the Guarantors only [for the amount] in excess of the reserved amount.

      If the costs of social restructuring are inferior to the reserve booked as of December 31, 2000 as the "2001 Ambition Plan," the difference shall be deducted from any amount due by the Guarantors hereunder.

      Any partial indemnity that would be paid by an insurance company will be deducted from the amounts possibly owed by the Guarantors under the conditions hereof. If the indemnity is paid by an insurance company after payment to the Beneficiary or, in accordance with Article 2.3, to EAZ by the Guarantors in accordance herewith, the Beneficiaries or, as applicable, EAZ will pay the Guarantors the amounts thus received by the beneficiary of the insurance policy, up to the amount of the payment made by the Guarantors and after deduction of all costs and expenses corresponding to this indemnity (including the increase of the premiums or the deductible resulting from the damage which is the subject of the indemnification). The Beneficiary will enclose with its request for payment sent to the Guarantors a notice of information regarding the insurance company insuring the generating factor of the guaranty and regarding the opening of a damage file by the insurer. The Guarantors shall be promptly informed by the Beneficiary or the insurance company of payment of the indemnification by the insurance company. The amount of indemnification due to the Guarantors will be paid to them by the Beneficiary within fifteen (15) days following payment of indemnification by the insurance company.

      As a general matter, when the liability giving rise to an indemnification of the Beneficiary or, in accordance with Article 2.3, of EAZ by the Guarantors is reduced or recovered from a third party, after the date on which the Beneficiary or EAZ was indemnified by the Guarantors, the Beneficiary or, as applicable, EAZ shall pay to the Guarantors the amounts thus recovered from a third party (up to the indemnified liability) and after deduction of all costs and expenses corresponding to this indemnification and minus the tax corresponding to this indemnification. To this end, the Beneficiary or, as applicable, EAZ shall diligently pursue all recourse against a third party in order to avoid or reduce the liability giving rise to indemnification.

      The actual tax savings (excluding any creation of or increase in a tax loss) recorded by the Companies concerned by reason of the loss giving rise to indemnification will be deducted from the amount of the indemnity owed by the Guarantors to the Beneficiary or, in accordance with Article 2.3, to EAZ.

      Any tax assessment constituting a mere displacement in time of the corresponding charge (for example, amortization reversal) will be retained only at the cost of increases, penalties and financial charges resulting therefrom, and consequently exclude the principal actually re-obtained thereafter by the reinstatement of the contested deductions.

      The Guarantors and the Beneficiary acknowledge that any payment effected by the Guarantors pursuant to articles 2.1.1 and 2.1.2 above will be characterized as a reduction of the Definitive Price of EAZ Shares or the price of the shares of the associated logistics companies, as the case may be; it will be characterized as an indemnity for any payment in excess of the Definitive Price of the EAZ Shares or the price of the shares of the associated logistics companies, without prejudice to the application of the Global Cap set at article 2.6 hereafter.

2.3 ENGAGEMENT FOR THE BENEFIT OF A THIRD PARTY

      If EAZ acquires the shares of Geogaz Lavera, Geovexin, and Sobegal owned by the Guarantors in accordance with the power of substitution provided in the SPA, the amount of any indemnification due by the Guarantors in accordance with this Guaranty Agreement and relating to one of the Companies will be paid to EAZ. This provision is deemed to be an engagement for the benefit of a third party.

2.4 THRESHOLD FOR IMPLEMENTATION OF THE GUARANTEE

      It is agreed that this Guarantee may not be implemented other than for claims in excess of 250,000 French francs, with the exception nonetheless of claims relative to the commercial debts and claims of which the nature, the purpose, or the cause is similar and which would therefore be counted cumulatively. No indemnification will be owed by the Guarantors for any claim made by the Beneficiary for an amount that does not meet this threshold (except for those exceptions mentioned above).

      This threshold does not apply to the special guarantees provided for in articles 2.1.2(c) ("Assets outside the scope [of the acquisition]" and 2.1.2(b) (sic) ("Business Tax").

      This threshold does not apply either to damages due as a result of damaging events that occurred with the knowledge of management and/or of the insurance manager of EAZ or of the Insured Subsidiaries prior to the Closing Date, which have not given rise to a third party claim prior to the Closing Date referred to in article 10.2 of the SPA.

2.5 DEDUCTIBLE

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                                       22

      The Guarantors will be required to pay to the Beneficiary the amount of the indemnification possibly owed under this Guarantee only after deduction of a deductible in an amount of 30,000,000 FF. Beyond this deductible, the Guarantors must pay the Beneficiary any amounts owed hereunder as from the first franc.

      This deductible does not apply to the special guarantees provided in article 2.1.2(a) ("Norgal"), in article 2.1.2(c)("Assets outside the scope [of the acquisition]" and in article 2.1.2(b) (sic) ("Business tax") and article 2.1.2(e)("Geovexin").

      This deductible does not apply either to damages due as a result of damaging events that occurred with the knowledge of management and/or of the insurance manager of EAZ or of the Insured Subsidiaries prior to the Closing Date, which have not given rise to a third party claim prior to the Closing Date referred to in article 10.2 of the SPA.

2.6 CAP ON THE GUARANTEE

      The total sum of the amounts which the Guarantor may owe to the Beneficiary hereunder, is capped at 20% of the Definitive Price of EAZ shares and of the Price of the Shares of the Associated Logistics (the "GLOBAL CAP").

      This cap does not apply to the special guarantees provided in article 2.1.2(a) ("Norgal"), in article 2.1.2(c) ("Assets outside the scope [of the acquisition]" and in article 2.1.2(e) ("Geovexin").

      This cap does not apply either to damages due as a result of damaging events that occurred with the knowledge of management and/or of the insurance manager of EAZ or of the Insured Subsidiaries prior to the Closing Date, which have not given rise to a third party claim prior to the Closing Date referred to in article 10.2 of the SPA.

2.7 TERM OF THE GUARANTEE

      The Beneficiary's claims shall be presented for the first time within the first twenty-eight (28) months following the Closing Date. After the expiration of this term, the Guarantors will be released from their contractual guarantee obligations for any new claims.

      However,

      - the Beneficiary's claims will be admissible concerning all tax, customs or social assessments until the thirtieth (30th) day following the expiration of the statute of limitations applicable to the recourse taken by the authority concerned;

      -     the Beneficiary's claims that are relative to

      (i) the inaccurate character of the representations in Article 1.14 ("Compliance with Environmental Regulations"),

      (ii) the specific guarantees of Article 2.1.2(a) ("Norgal"), 2.1.2(b) ("Clean-up of the grounds") and 2.1.2(c) ("Assets outside the scope [of the acquisition] and

      (iii) the damages due as a result of damaging events that occurred with the knowledge of management and/or of the insurance manager of EAZ or of the Insured Subsidiaries prior to the Closing Date, which have not given rise to a third party claim prior to the Closing Date referred to in article 10.2 of the SPA,

      must be presented for the first time within five (5) years following the Closing Date.

      - The Beneficiary's claims under the special "Geovexin" guaranty referred to in article 2.1.2(e) relating to indemnification linked to the interruption of operations may be validly asserted within three years of the Closing Date.

2.8 REPORTING TO THE GUARANTORS AND METHODS OF IMPLEMENTATION OF THE GUARANTEE

      The Beneficiary must promptly report to the Guarantors any fact brought to its attention with regard to which the Beneficiary cannot reasonably claim to be unaware that the fact could cause the Guarantee to be implemented. However, this time period is fixed at (10) days from the date of communication to the Company of any lawsuits filed, summons delivered, or claims received from tax, social, or customs administrations, or assessment notices.

      Such reporting is not equivalent to a claim made under the Guarantee, which may take place only by registered letter with return receipt requested, including all information or justifications of the merits of the claim under the Guarantee available on that date.

      Except in the event that compliance with the ten-day period is required, or for reorganizations based on Business tax, which is the subject of the special guarantee referred to in article 2.1.2(d), the failure to inform the Guarantors in accordance with the conditions listed above does not exonerate the Guarantors from their obligations under a claim, unless they can legitimately show that such default prevented them from duly asserting their rights in accordance with Article 2.9 in order to avoid or limit the damage suffered (in which case the Guarantors would only be relieved of their obligation to indemnify the Beneficiary under the claim in question up to the amount of the damage suffered as a result of said failure).

2.9 MANDATORY CONSULTATION WITH GUARANTOR

      The Beneficiary or Companies concerned, for which the Beneficiary answers, will involve the Guarantors or will propose to involve them, from the beginning, in any decision, negotiation, proceeding or pending court action liable to affect this Guarantee.

      The Beneficiary, on its own behalf, as well as on behalf of the Companies for which it answers, consequently pledges to inform the Guarantors of every settlement proposed with an authority or a third party. The Guarantors shall, within fifteen (15) days of having received this information, indicate to the Beneficiary whether they accept or oppose the proposed settlement (it being specified that the Guarantors will not be entitled to unreasonably refuse the proposed settlement and that no response within the aforementioned time period is equivalent to acceptance by the Guarantors). In the event that the Guarantors inform the Beneficiary that they oppose the settlement, the Beneficiary will lose its right to be indemnified by the Guarantors for the amount of any settlement it agrees to that the Guarantors have opposed. In the specific case of the guaranty granted with regard to business tax in 2.1.2(d), the Guarantors will be entitled to oppose any settlement proposed by the Beneficiary if they do not approve the principle or the terms thereof; however, the Guarantors' lack of response within a twenty (20) day time period as of the receipt of the project will be equivalent to the Guarantors' acceptance.

      The Guarantors, or any professionals appointed by them for this purpose, will have the option, if they so wish, to ask to consult all documents necessary for the defense of their interests, provided, however, that they respect the confidentiality of the information provided. The Guarantors may also designate, if they so wish and at their exclusive expense, a proxy in charge of following-up on all discussions and, if appropriate, all proceedings between a Company and the authorities or a third party.

      Such proxy is authorized to express his viewpoint to the Beneficiary or the Company concerned, as to said discussions and proceedings.

      The Beneficiary will cause the Companies concerned to defend in good faith all lawsuits to which they are a party. The Beneficiary pledges to cooperate in good faith with the Guarantors, giving them all information and documents necessary for the defense of their interests.

ARTICLE 3 - PAYMENT TO THE BENEFICIARY OR EAZ - PRICE REDUCTION

The Guarantors pledge to pay all or part of the amounts owed under Article 2 to the Beneficiary as a reduction in the price paid for the acquisition of EAZ shares or in accordance with Article 2.3 to EAZ as a reduction in the price paid for the acquisition of shares in Geogaz Lavera, Geovexin, and Sobegal (or, as the case may be, as an indemnity, in accordance with article 2.2., last paragraph), subject to the terms of article 2.7.

The amounts claimed must be paid according to the following schedule:

(a) if the claim was made by reason of a claim of a third party and is in connection with the payment of a sum of money to a third party, the payment must be made within eight (8) days following the date on which the payment in question became due and payable, it being specified that if a payment term is granted, the payment of claimed sums must be made when the payment term expires;

(b) for all other claims, within eight (8) days of the date on which the indemnifiable damage, the loss or the liability, becomes due and payable, or for all damage, losses, and liabilities that are not due and payable, is definitely determined.

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                                       25

ARTICLE 4 - DELEGATION

The Beneficiary may, by any means whatsoever (delegation, transfer of receivables, etc.) pledge all or part of the proceeds from this Guarantee only in favor of any credit establishment or other lender or bondholder (obligataire) participating directly or indirectly in the financing or the refinancing of the acquisition of the Shares and in the refinancing of the debts of the EAZ group. The Guarantors accept hereby to be party to any instrument (delegation, etc.) presented by the Beneficiary in order to use, within those limits, as collateral in whole or in part the proceeds of this Guarantee Agreement.

ARTICLE 5 - RESTRUCTURING

The merger between the Beneficiary and EAZ will not affect the Guarantees (the company resulting from such merger becoming itself the Beneficiary for the purposes of this Guarantee).

ARTICLE 6 - NOTIFICATIONS

All notifications, requests, warnings and other communications set forth in this agreement must be made by letter remitted against a receipt signed by the addressee, by registered letter with return receipt requested, or by fax confirmed within eight (8) days by registered letter with return receipt requested, to the address of the parties first indicated herein, or to any other address subsequently communicated by the parties pursuant to this article.

The notifications sent will be considered received by the addressee as of the date of the reception of the receipt or the date of the first attempted delivery of letters sent with return receipt requested.

ARTICLE 7 - TITLES

The titles of the articles, paragraphs and addenda of this Guarantee Agreement have been inserted to facilitate the reading hereof; they do not have any legal impact and cannot be used when interpreting the meaning hereof. In particular, the representations in Article 1 must be interpreted with regard to their content without their impact being limited by the title of the article or paragraph used to present it.

ARTICLE 8 - REPRESENTATIVE

EAF hereby designates Elf Aquitaine, which accepts to act as common representative (the "REPRESENTATIVE") for the purpose of exercising in its name and on its behalf all rights and obligations of EAF, any decision of the Representative binding EAF. Therefore, and without this list being considered exhaustive, the Representative will send and receive all

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                                       26

notifications, give all agreements, conclude, extend all deadlines, make all offers, withdraw, [and] negotiate on its behalf and on behalf of EAF.

Thus, the Representative will be the only interlocutor of the Beneficiary for the purposes of this Guarantee Agreement.

If this representation is terminated for any reason whatsoever, the Guarantors should notify the Beneficiary of this event in order for it to be enforceable against the latter.

ARTICLE 9 - ADDENDA

The Addenda are drawn up in as many originals as there are parties to this instrument. They are initialed by the undersigned and are an integral part of this agreement.

ARTICLE 10- ELECTION OF DOMICILE

The Guarantors elect domicile at their headquarters, as first indicated herein, and the Beneficiary elects domicile at its headquarters, also as first indicated herein.

Each of the parties may change its elected domicile by communicating its new address to the other parties, pursuant to the notification rules above, which change will become effective ten days after receipt of said notification.

ARTICLE 11 - JURISDICTION AND CHOICE OF LAW

This guarantee agreement is governed by French law. The Commercial Court of Paris will have exclusive jurisdiction over all disputes arising out of this Agreement.

Done in Paris
In three (3) originals
On February 16, 2001

FOR GUARANTORS                                               FOR BENEFICIARY

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                                       27

                                   ADDENDUM A

                                   DEFINITIONS

In this Guarantee Agreement, the following expressions have the meaning given below:

"2000 Financial Statements"   means the annual financial statements of the
                              Companies as prepared jointly in accordance with the terms of the SPA.

"Important Contracts"         refers to the contracts, covenants, agreements or
                              engagements, written or oral

                              - with a term greater than 12 months;

                              - of which the termination or the renewal requires
                                a notice of more than 6 months;

                              - that provide for a termination indemnity greater
                                than 1,000,000 FF;

                              - that are considered (or may be considered)
                                agency contracts;

                              - that entail a yearly payment of amounts in
                                excess of 10,000,000 FF or the realization of a turnover in excess of 10,000,000 FF;

                              - that include a security, endorsement, guarantee,
                                indemnity (including a guarantee of debts) granted by one Company to another entity (including an Elf Group company, but not including one of the other Companies), in an amount greater than 5,000,000;

                              - related to the storage capacity rights, the use
                                and transfer thereof;

                              - concerning any pact or other shareholders'
                                agreement.

"Closing Date"                has the meaning given in the SPA.

"Insured Subsidiaries"        has the meaning given in the SPA.

"Taxes" means all taxes, value added tax, business tax, and others, taxes, duties, contributions, fees, and withholding (whether it be fiscal, para-fiscal, customs, social security, unemployment, retirement or others), and any penalty, interest and other costs related thereto.

"Definitive Price of the EAZ
Shares"                       has the meaning given in the SPA.

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                                       28

"Definitive Price of the
Associated Logistics Shares"  has the meaning given in the SPA.

"Know-How"                    means the entirety of the confidential technical
                              and business knowledge and in particular studies, technical and scientific files, reports and expert reports.

"Lien" means any surety, pledge, mortgage, title or any other surety, non-transferability clause, purchase option, preemption, pre-approval right, seller's lien (except retention of title clauses relating to circulation of assets and those granted in the ordinary course of business of the Companies) or any other restriction to the full availability of the asset in question or its transfer.